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
                     -------------------------------------- [          FILED         ]
                                                            IN THE OFFICE OF THE
                              AMENDED AND RESTATED          SECRETARY OF STATE
                                                            OF THE STATE OF NEVADA
                           CERTIFICATE OF DESIGNATION       - JULY 20, 2001
                                                            -------------------------
                                       OF

                            TOPAZ GROUP INCORPORATED

                   Pursuant to Section 78.1955 of the General

                     Corporation Law of the State of Nevada

                     --------------------------------------

                          SERIES A PREFERRED STOCK AND
                            SERIES B PREFERRED STOCK
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     Topaz Group Incorporated, a Nevada corporation (the "Corporation"), hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board"):

     RESOLVED, that pursuant to the authority granted to and vested in the Board by the provisions of the certificate of incorporation of the Corporation (as amended, the "Certificate of Incorporation"), there hereby is created, out of the fifty million (50,000,000) shares of preferred stock, par value $.001 per share, of the Company authorized by Article IV of the Certificate of Incorporation ("Preferred Stock"), the Series A Preferred Stock consisting of 26,000,000 shares and the Series B Preferred Stock consisting of 10,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions:

     The specific powers, preferences, rights and limitations of the Preferred Stock are as follows:

     1. Designation; Rank. These series of Preferred Stock shall be designated and known as "Series A Preferred Stock" and "Series B Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be twenty-six million (26,000,000) shares. The number of shares constituting the Series B Preferred Stock shall be 10 million (10,000,000) shares. Except as otherwise provided herein, the Series A Preferred Stock and the Series B Preferred Stock shall rank on a parity with each other, shall have the same rights, preferences and privileges, and shall collectively referred to herein as the "Preferred Stock." The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to (a) the Common Stock, and (b) all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms do not expressly provide that they are senior to, or on parity with, to the Preferred Stock (collectively, "Junior Securities").

     2.   Dividends.
          ---------

         (a) The holders of shares of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Corporation legally available therefor, non-cumulative dividends on a pro rata basis with all other holders of Preferred Stock and all holders of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such stock).

         (b) Each fractional share of Preferred Stock outstanding shall be entitled to a ratably proportionate amount of any dividends or other distributions made with respect to each outstanding share of Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding share of Preferred Stock.

     3.   Liquidation Preference.
          ----------------------

         (a) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation, for each share of Preferred Stock then outstanding, before any payment or distribution shall be made in respect of any Junior Securities, cash in an amount equal to
(i) $0.001 (as adjusted for any stock dividend, split, combination, recapitalization or similar transaction with respect to the capital stock of the Corporation), plus an amount equal to all accrued or declared but unpaid dividends thereon to the date of such payment, and (ii) the pro rata share of any proceeds, treating the Preferred Stock as if converted into shares of Common Stock.

         (b) If the assets of the Corporation available for distribution to the holders of Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay the full preferential amount to which holders of Preferred Stock are entitled pursuant to Section 3(a) of this certificate of designation, (this "Designation"), no distribution shall be made in respect of any shares of any other class or series of stock ranking on a parity with the Preferred Stock upon liquidation, unless the distribution is made pro rata, so that the ratio of the amount distributed per share on the Preferred Stock to the amount distributed per share on each such other class or series of stock shall be the same as the ratio of the amount of the liquidation preference per share of the Preferred Stock to the amount of the liquidation preference per share of each such other class or series of stock.

         (c) If upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, payment shall have been made to the holders of Preferred Stock of the full preferential amount to which they shall be entitled pursuant to Section 3(a) of this Designation, the entire remaining assets, if any, of the Corporation available for distribution to stockholders shall be distributed to the holders of Common Stock pro rata, treating the Preferred Stock as if converted into shares of Common Stock

         (d) The Corporation shall give each holder of Preferred Stock written notice of any dissolution, liquidation or winding up not later than 15 days prior to any meeting of stockholders to approve such dissolution, liquidation or winding up or, if no meeting is to be held, not later than 30 days prior to the date of such dissolution, liquidation or winding up.

     4. Optional Conversion of Series A Preferred Stock. The holders of Series A Preferred Stock shall have conversion rights as follows:

         (a) Conversion Right. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof and without the payment of additional consideration by the holder thereof, at any time, into one share of Common Stock (the "Conversion Rate") on the Optional Conversion Date (as hereinafter defined).

         (b) Mechanics of Optional Conversion. To effect the optional conversion of shares of Series A Preferred Stock in accordance with Section 4(a) of this Designation, the holder of record thereof shall make a written demand for such conversion (for purposes of this Designation, a "Conversion Demand") upon the Corporation at its principal executive offices setting forth therein (i) the number of shares so to be converted, (ii) the certificate or certificates representing such shares, and (iii) the proposed date of such conversion, which shall be a business day not less than 15 nor more than 30 days after the date of such Conversion Demand (for purposes of this Designation, the "Optional Conversion Date"). Within five days of receipt of the Conversion Demand, the Corporation shall give written notice (for purposes of this Designation, a "Conversion Notice") to such holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing the shares so to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder's address as may be set forth in the Conversion Demand or, if not set forth therein, as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation. On or before the Optional Conversion Date, the holder of the Series A Preferred Stock so to be converted shall surrender the certificate or certificates representing such shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Optional Conversion Date and the surrender of the certificate or certificates representing such shares, the Corporation shall issue and deliver to such holder, or its nominee, at such holder's address as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

         (c) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional share to which the holder would be entitled but for the provisions of this
Section 4(c), based on the full number of shares of Series A Preferred Stock held by such holder, the Corporation shall issue a number of shares to such holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be paid to any holder of Series A Preferred Stock by the Corporation upon conversion of Series A Preferred Stock by such holder.

         (d) Reservation of Stock. The Corporation shall, at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

         (e) Dividends; Rights. All outstanding shares of Series A Preferred Stock to be converted pursuant to the Conversion Notice shall, on the Optional Conversion Date, be converted into Common Stock for all purposes, notwithstanding the failure of the holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Optional Conversion Date, (i) no such share of Series A Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series A Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Common Stock into which such shares have been converted. On the Optional Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

         (f) Consolidation, Merger, Sale, Etc. In case the Corporation shall effect a Qualified Sale (as defined herein), then lawful and adequate provision shall be made whereby, subject to Section 3(a) of this Designation, each share of Series A Preferred Stock shall, after such Qualified Sale, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Qualified Sale, or to which assets shall have been sold in such Qualified Sale, to which the holder of shares of Series A Preferred Stock would have been entitled if it had held the Common Stock issuable upon the conversion of such shares of Series A Preferred Stock on the record date, or, if none, immediately prior to such Qualified Sale, at the Conversion Rate in effect on such date. The provisions of this Section 4(f) shall similarly apply to successive Qualified Sales.

         (g) Stock Dividends, Splits, Combinations and Reclassifications. If the Corporation shall (i) declare a dividend or other distribution payable in Securities, (ii) split its outstanding shares of Common Stock into a larger number, (iii) combine its outstanding shares of Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing entity), then in each instance the Conversion Rate in effect immediately prior to such dividend or other distribution, split, combination or reclassification, as the case may be, shall forthwith be proportionally adjusted so that each holder of Series A Preferred Stock shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to the record date for such dividend or other distribution, split, combination or reclassification. Successive adjustments to the Conversion Rate shall be made upon each such dividend or other distribution, split, combination or reclassification.

         (h) No Impairment. The Corporation shall not, by amendment of its certificate of incorporation or through any reorganization, sale, exchange or other disposition of assets, merger, consolidation, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 4 by the Corporation, but will at all times in good faith carry out all the provisions of this Section 4 and take all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

         (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its principal financial officer to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and setting forth in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate in effect at such time for the Series A Preferred Stock; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at such time would be received upon the conversion of the Series A Preferred Stock.

         (j) Notices of Record Date. In the event (i) any record date is fixed for the purpose of determining the holders of any class or series of stock or other securities who are entitled to receive any dividend or other distribution or (ii) of any recapitalization or reorganization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any sale, exchange or other disposition of all or substantially all the assets of the Corporation or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least 20 days prior to the record date set forth therein a notice setting forth: (i) such record date and a description of such dividend or distribution; (ii) the date on which any such recapitalization, reorganization, merger, consolidation, disposition, dissolution, liquidation or winding up is expected to become effective; and (iii) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such recapitalization, reorganization, merger, consolidation, disposition, dissolution, liquidation or winding up.

         (k) Issue Taxes. The Corporation shall pay any and all issue and other non-income taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock.

         (l) Minimum Adjustment: No Increase. No adjustment of the Conversion Rate shall be made in an amount less than one per centum, provided that any adjustment which is not made by reason of this Section 4(l) shall be carried forward and shall be taken into account in any subsequent adjustment. No adjustments of the Conversion Rate in accordance with Section 4 of this Designation shall have the effect of increasing the Conversion Rate above the Conversion Rate in effect immediately prior to such adjustment.

     5. Mandatory Conversion of Series A Preferred Stock.
        ------------------------------------------------

         (a) Upon the closing of a Qualified Public Offering or a Qualified Sale (each as defined below), each share of Series A Preferred Stock shall automatically be converted into the number of shares of Common Stock into which such shares of Series A Preferred Stock would be converted on the date of the closing of such Qualified Public Offering or Qualified Sale, as the case may be (the "Transaction Date"), in accordance with Section 4 of this Designation. For purposes of this Designation, (i) "Qualified Public Offering" means the sale of shares of Common Stock pursuant to a public offering of shares of Common Stock by the Corporation on a firmly underwritten basis, pursuant to a registration statement on Form S-1, S-2 or S-3 (or a similar form of general application prescribed by the Securities and Exchange Commission) filed under the Securities Act at a price to the public of at least $4.00 per share (as adjusted for any stock dividend, split, combination, recapitalization or similar transaction with respect to the capital stock of the Corporation) and in which at least $5,000,000 in gross proceeds is received by the Corporation, and (ii) "Qualified Sale" means the sale of all or substantially all of the assets of the Corporation or the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors, in any such case for cash or securities having a value of at least $1.00 per share of Common Stock (as adjusted for any stock dividend, split, combination, recapitalization or similar transaction with respect to the capital stock of the Corporation), but excluding any such transaction in which the consideration received by the Corporation or its stockholders includes securities of the purchaser and such purchaser is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         (b) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional share to which the holder would be entitled but for the provisions of this
Section 5(b), based on the full number of shares of Series A Preferred Stock held by such holder, the Corporation shall issue a number of shares to such holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be paid to any holder of Series A Preferred Stock by the Corporation upon conversion of Series A Preferred Stock by such holder.

         (c) The Corporation shall give to each holder of record of Series A Preferred Stock written notice of mandatory conversion at least 10 business days prior to the Transaction

Date, setting forth therein: (i) the Conversion Rate on the Transaction Date or a reasonable estimate thereof; (ii) the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are to be converted based on such Conversion Rate; (iii) the amount of cash, if any, to be paid in lieu of a fractional share pursuant to Section 5(b) of this Designation; (iv) that the conversion is to be effective on the Transaction Date; (v) the address of the place or places at which the certificate or certificates representing such holder's shares of Series A Preferred Stock are to be surrendered; and (vi) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock at such holder's address as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation. On or before the Transaction Date, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing all such holder's shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Transaction Date and the surrender of the certificate or certificates representing shares of Series A Preferred Stock, the Corporation shall issue and deliver to each such holder, or its nominee, at such holder's address as it appears on the records of the stock transfer agent for the Series A Preferred Stock, if any, or, if none, of the Corporation a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, together with cash payable in lieu of any fraction of a share of Common Stock pursuant to Section 5(b) of this Designation.

         (d) All outstanding shares of Series A Preferred Stock shall, on the Transaction Date, be converted into Common Stock for all purposes, notwithstanding the failure of any holder or holders thereof to surrender any certificate representing such shares on or prior to such date. On and after the Transaction Date, (i) no share of Series A Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series A Preferred Stock, and (ii) each holder of Series A Preferred Stock, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Common Stock into which such shares shall have been converted. On the Transaction Date, all such shares shall be retired and canceled and shall not be reissued.

     6. Mandatory Conversion of Series B Preferred Stock.
        ------------------------------------------------

         (a) The Series B Preferred Stock shall convert on a one-to-one basis in Common Stock (the "Series B Conversion Rate") automatically (i) immediately prior to a sale to a third party of 100% of the Corporation's capital stock or (ii) immediately prior to the merger of the Corporation into another surviving corporation (other than in connection with a recapitalization, reorganization, change of domicile or like events).

         (b) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. In lieu of any fractional share to which the holder would be entitled but for the provisions of this
Section 6(b), based on the full number of shares of Series B Preferred Stock held by such holder, the Corporation shall issue a number of shares to such holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be paid to any holder of Series B Preferred Stock by the Corporation upon conversion of Series B Preferred Stock by such holder.

         (c) The Corporation shall give to each holder of record of Series B Preferred Stock written notice of mandatory conversion at least 10 business days prior to the Transaction Date, setting forth therein: (i) the Series B Conversion Rate on the Transaction Date or a reasonable estimate thereof; (ii) the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are to be converted based on such Conversion Rate; (iii) the amount of cash, if any, to be paid in lieu of a fractional share pursuant to
Section 6(b) of this Designation; (iv) that the conversion is to be effective on the Transaction Date; (v) the address of the place or places at which the certificate or certificates representing such holder's shares of Series A Preferred Stock are to be surrendered; and (vi) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series B Preferred Stock at such holder's address as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, of the Corporation. On or before the Transaction Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing all such holder's shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Transaction Date and the surrender of the certificate or certificates representing shares of Series B Preferred Stock, the Corporation shall issue and deliver to each such holder, or its nominee, at such holder's address as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, of the Corporation a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, together with cash payable in lieu of any fraction of a share of Common Stock pursuant to Section 6(b) of this Designation.

         (d) All outstanding shares of Series B Preferred Stock shall, on the Transaction Date, be converted into Common Stock for all purposes, notwithstanding the failure of any holder or holders thereof to surrender any certificate representing such shares on or prior to such date. On and after the Transaction Date, (i) no share of Series B Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series B Preferred Stock, and (ii) each holder of Series B Preferred Stock, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Common Stock into which such shares shall have been converted. On the Transaction Date, all such shares shall be retired and canceled and shall not be reissued.

         (e) Stock Dividends, Splits, Combinations and Reclassifications. If the Corporation shall (i) declare a dividend or other distribution payable in Securities, (ii) split its outstanding shares of Common Stock into a larger number, (iii) combine its outstanding shares of Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing entity), then in each instance the Series B Conversion Rate in effect immediately prior to such dividend or other distribution, split, combination or reclassification, as the case may be, shall forthwith be proportionally adjusted so that each holder of Series B Preferred Stock shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to the record date for such dividend or other distribution, split, combination or reclassification. Successive adjustments to the Series B Conversion Rate shall be made upon each such dividend or other distribution, split, combination or reclassification.

         (f) No Impairment. The Corporation shall not, by amendment of its certificate of incorporation or through any reorganization, sale, exchange or other disposition of assets, merger, consolidation, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but will at all times in good faith carry out all the provisions of this Section 6 and take all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B Preferred Stock against impairment.

     7. Voting.
        ------

         (a) Except as otherwise required by applicable law, the holders of Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For this purpose, the holders of Preferred Stock shall be given notice of any meeting of stockholders as to which the holders of Common Stock are given notice in accordance with the bylaws of the Corporation. As to any matter on which the holders of Preferred Stock shall be entitled to vote, each holder of Series A Preferred Stock shall have a number of votes per share of Series A Preferred Stock held of record by such holder on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any written consent, if such matter is subject to a written consent of the stockholders without a meeting of stockholders, equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on such record date or effective date, as the case may be, in accordance with
Section 4 of this Designation. As to any matter on which the holders of Preferred Stock shall be entitled to vote, each holder of Series B Preferred Stock shall have a number of votes per share of Series B Preferred Stock held of record by such holder on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any written consent, if such matter is subject to a written consent of the stockholders without a meeting of stockholders, equal to twenty
(20) times the number of shares of Common Stock into which such share of Series B Preferred Stock would be convertible assuming a mandatory conversion on such record date or effective date, in accordance with Section 6 of this Designation.

         (b) Notwithstanding anything herein to the contrary, the consent of the holders of a majority of all of the shares of the Series A Preferred Stock and the Series B Preferred Stock at the time outstanding shall be required to (i) authorize or issue any class or series of capital stock of the Corporation ranking senior to, or on parity with, the such class of Preferred Stock, or (ii) authorize or issue any class or series of capital stock or bonds, debentures, notes or other securities or obligations of the Corporation convertible into, or exercisable or exchangeable for, any class or series of capital of the Corporation ranking senior to, or on parity with, the Preferred Stock. The Consent of the holders of the Preferred Stock at the time outstanding shall not be required to (i) authorize or issue any class or series of capital stock of the Corporation ranking junior to such class of Preferred Stock, or (ii) authorize or issue any class or series of capital stock or bonds, debentures, notes or other securities or obligations of the Corporation convertible into, or exercisable or exchangeable for, any class or series of capital of the Corporation ranking junior to the Preferred Stock.

     8. No Sinking Fund. The Corporation shall not be required to make any payment to any sinking fund or otherwise to deposit or set aside any funds or other assets of the Corporation in respect of the Preferred Stock.

     9. Amount of Noncash Dividends, Distributions or Consideration. Whenever a dividend or distribution provided for in Section 2 or 3 of this Designation (except as otherwise provided therein with respect to the payment of dividends in shares of Preferred Stock) is to be made in, or any consideration received or paid by the Corporation consists of securities or other property, other than cash, the amount of such dividend, distribution or consideration shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

     10. Definition of Certain Preferences. For purposes hereof, any class or series of stock of the Corporation shall be deemed to rank:

         (a) senior to the Preferred Stock, either as to dividends or upon liquidation, if the holders of shares of that class or series of stock shall expressly be entitled to receive dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of Preferred Stock;

         (b) on a parity with the Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or conversion or sinking fund provisions, if any, are different from those of the Preferred Stock, if the holders of shares of that class or series of stock shall expressly be entitled to receive dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend preferences (whether based on their respective dividend rates or the respective amounts of accumulated and unpaid dividends thereon) or their respective liquidation preferences, without preference or priority, one over the other, as between the holders of shares of that class or series of stock and the holders of shares of Preferred Stock; and

         (c) junior to the Preferred Stock, either as to dividends or upon liquidation, if the holders of shares of Preferred Stock shall be entitled to receive dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of that class or series of stock.

                     [The next page is the signature page]


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

     IN WITNESS WHEREOF, the undersigned have duly signed this Certificate of Designation as of this ___th day of ___________, 2001.

                                        TOPAZ GROUP INCORPORATED


                                        By:
                                           ----------------------------------
                                                Name:  Thammatinna Thammaradi
                                                Title: President


                                        By:
                                           ----------------------------------
                                                Name:  Supanee Satasut
                                                Title: Secretary

STATE OF                                            )
                                                    ) ss.:
COUNTY OF                                           )

On the ____th day of _______, 2001 personally appeared before me Thammatinna Thammaradi who, being duly sworn, declared that she is the person who signed the within and foregoing Certificate of Designation as President of Topaz Group Incorporated, and that the statements contained therein are true.


                --------------------------------------------------------------
                                          Notary Public, residing at


                                          My Commission Expires:



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